10F-3 REPORT

                            MANAGED MUNICIPALS
                              PORTFOLIO INC.

                     June 1, 2003 through November 30, 2003

              	       Trade                     			% of
Issuer        	       Date    	 Selling Dealer    Amount      Price    Issue(1)
------                 -----     --------------    ------      -----    -------
Los Angeles, CA Water 8/21/2003	 Bear Stearns	  $5,575,000   $98.593   13.56%A
 and Power Systems
 Revenue B
 5.000% due 7/1/28

University of         8/20/2003	 Lehman Brothers   3,500,000 	98.597 	  2.51B
 California Regents,
 Series A
 5.000% due 5/15/28

California 			 UBS Financial
 Infrastructure 		  Services
 Economic Development
 Bank Bay Area
 5.000% due 7/1/23    8/7/2003		           1,310,000 	99.371
 5.000% due 7/1/25    8/12/2003		           5,000,000 	98.426
 5.000% due 7/1/26    8/12/2003		          31,425,000 	98.255
						  ----------
						  37,735,000 		 10.84C

Metropolitan Transit  7/30/2003	 UBS Financial     7,000,000 	98.230 	  7.98D
 Authority                        Services
 5.250% due 11/15/32

San Diego, CA Unified 8/7/2003	 Bank of America  10,000,000 	98.455 	  8.57E
 School District GO
 Elec Series 98-E
 5.000% due 7/1/28

California State GO   4/25/2003	 Merrill Lynch	   5,000,000 	97.754 	  2.44F
5.000% due 2/1/32





 (1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.




A - Includes purchases of $21,540,000 by other affiliated mutual funds and discretionary accounts.
B - Includes purchases of $19,435,000 by other affiliated mutual funds and discretionary accounts.
C - Includes purchases of $92,050,000 by other affiliated mutual funds and discretionary accounts.
D - Includes purchases of $53,000,000 by other affiliated mutual funds and discretionary accounts.
E - Includes purchases of $20,000,000 by other affiliated mutual funds and discretionary accounts.
F - Includes purchases of $45,000,000 by other affiliated mutual funds and discretionary accounts.